Exhibit B

Schedule of Transactions in Shares

Date of Transaction	Title of Class	Number of Shares Acquired	Number of Shares Disposed	Price Per Share
6/01/2026	Common Stock, par value $0.01 per share		52,906 (1)	$3.1128 (3)
6/01/2026	Common Stock, par value $0.01 per share		18,741 (2)	$3.1128 (3)
6/02/2026	Common Stock, par value $0.01 per share		40,504 (1)	$3.1696 (4)
6/02/2026	Common Stock, par value $0.01 per share		14,348 (2)	$3.1696 (4)
6/03/2026	Common Stock, par value $0.01 per share		2,678 (1)	$3.1081 (5)
6/03/2026	Common Stock, par value $0.01 per share		949 (2)	$3.1081 (5)
6/04/2026	Common Stock, par value $0.01 per share		7,879 (1)	$3.0475 (6)
6/04/2026	Common Stock, par value $0.01 per share		2,791 (2)	$3.0475 (6)
6/05/2026	Common Stock, par value $0.01 per share		591(1)	$3.0169 (7)
6/05/2026	Common Stock, par value $0.01 per share		209 (2)	$3.0169 (7)
6/08/2026	Common Stock, par value $0.01 per share		1,577 (1)	$2.9165 (8)
6/08/2026	Common Stock, par value $0.01 per share		558 (2)	$2.9165 (8)
6/09/2026	Common Stock, par value $0.01 per share		1,786 (1)	$3.0120 (9)
6/09/2026	Common Stock, par value $0.01 per share		632 (2)	$3.0120 (9)
6/11/2026	Common Stock, par value $0.01 per share		1,697 (1)	$3.0116 (10)
6/11/2026	Common Stock, par value $0.01 per share		603 (2)	$3.0116 (10)
6/12/2026	Common Stock, par value $0.01 per share		14,089 (1)	$3.0464 (11)
6/12/2026	Common Stock, par value $0.01 per share		5,011 (2)	$3.0464 (11)
6/15/2026	Common Stock, par value $0.01 per share		11,709 (1)	$3.0258 (12)
6/15/2026	Common Stock, par value $0.01 per share		4,165 (2)	$3.0258 (12)
6/16/2026	Common Stock, par value $0.01 per share		12,216 (1)	$3.0267 (13)
6/16/2026	Common Stock, par value $0.01 per share		4,345 (2)	$3.0267 (13)

6/23/2026	Common Stock, par value $0.01 per share	4,064 (1)	$2.9008 (14)
6/23/2026	Common Stock, par value $0.01 per share	1,446 (2)	$2.9008 (14)
6/29/2026	Common Stock, par value $0.01 per share	1,371,082 (1)	$3.8994 (15)
6/29/2026	Common Stock, par value $0.01 per share	28,918 (2)	$3.8994 (15)
6/30/2026	Common Stock, par value $0.01 per share	627,534 (1)	$3.8161 (16)

(1) The reported securities are directly owned by the Fund.

(2) The reported securities are directly owned by other clients of the Investment Adviser.

(3) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $3.01 to $3.175. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(4) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $3.10 to $3.22. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(5) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $3.10 to $3.12. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(6) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $3.02 to $3.0791. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(7) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $3.01 to $3.02. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(8) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $2.91 to $2.935. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(9) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $2.98 to $3.04. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(10) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $3.01 to $3.015. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(11) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $3.01 to $3.10. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(12) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $3.00 to $3.07. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(13) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $3.02 to $3.06. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(14) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $2.90 to $2.985. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(15) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $3.75 to $4.25. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(16) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $3.71 to $3.92. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.